Exhibit 99.1
Constant Contact Announces First Quarter 2010 Financial Results
Quarterly revenue increases 40 percent year-over-year
Email marketing customer base exceeds 372,000
WALTHAM, MA – April 29, 2010 – Constant Contact®, Inc. (Nasdaq: CTCT), a leading provider of email marketing, event marketing and online survey tools for small organizations, today announced its financial results for the first quarter ended March 31, 2010.
Constant Contact reported total revenue of $39.5 million for the quarter ended March 31, 2010, an increase of 40% compared to revenue of $28.1 million for the comparable period in 2009. Constant Contact ended the first quarter of 2010 with over 372,000 email marketing customers, an increase of 32% compared to the number of customers at the end of the first quarter of 2009.
“The first quarter was a solid start to 2010. Revenue and adjusted EBITDA were both above the high-end of our guidance and we continued to enjoy healthy market demand,” said Gail Goodman, CEO of Constant Contact. “Constant Contact continues to expand its leadership position in email marketing for small organizations. We are also very pleased with the early traction of our event marketing product which recently crossed 10,000 paying customers.”
Goodman added, “Our recent survey indicated that small businesses are more optimistic, however economic pressures persist. As a result, small businesses are increasingly looking for affordable and efficient marketing channels and Constant Contact is delivering on this need. We are helping small businesses improve the efficiency of their marketing spend while educating them about the power of email marketing and social media, including the role of email marketing as the central hub of their marketing activities.”
Constant Contact reported an operating loss of $859,000 for the quarter ended March 31, 2010, compared to an operating loss of $1.1 million for the comparable period in 2009. Constant Contact reported adjusted EBITDA of $3.5 million in the first quarter of 2010, an increase of over 100% compared to adjusted EBITDA of $1.7 million in the comparable period in 2009.
Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding depreciation and amortization and stock-based compensation, then subtracting interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.
Constant Contact reported a GAAP net loss of $776,000 for the first quarter of 2010, compared to a GAAP net loss of $1.0 million for the comparable period in 2009. Constant Contact reported a GAAP net loss per share of $0.03 for the first quarter of 2010, compared to a GAAP net loss per share of $0.04 for the comparable period in 2009.
First quarter 2010 non-GAAP net income per share was $0.03, compared to breakeven for the same period in 2009. Non-GAAP net income per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included with the financial tables at the end of this release.

Other First Quarter and Recent Highlights
•	Added approximately 24,500 net new email marketing customers, bringing total email marketing customers to over 372,000.

•	Increased average revenue per email marketing subscriber, ARPU, to $36.64, an increase of $0.45 from $36.19 during the fourth quarter of 2009.

•	Maintained consistency across its key customer metrics. The monthly retention rate remained in its historical range of 97.8%, plus or minus 0.5%. The average email marketing invoice remained in the $33 range, plus or minus two dollars. The number of email marketing customers in the $15 to $30 revenue bands was at 78.7% for the second consecutive quarter, which is 30 basis points out of the historical range of 80%, plus or minus one percent. The reason for this difference continued to be customers increasing their contact list sizes and moving into higher pricing tiers during the quarter.

•	Enjoyed continued strong adoption of its recently launched Constant Contact Event Marketing solution. More than 5,000 customers were using the product after the first 100 days of availability, and there are over 10,000 customers paying for Constant Contact Event Marketing as of today. To learn more about what it can do for your small business or organization, visit http://www.constantcontact.com/event-marketing/.

•	Announced that its Constant Contact Chamber Program reached a milestone with the addition of its 1,000th partner, the Southfield, Michigan Chamber of Commerce.

•	Announced the expansion of its US-based small business marketing educational effort with the addition of four new regional development directors (RDDs). These new local experts will provide free, in-person educational seminars to small businesses, non-profits, and member organizations in Houston, Kansas City, Minnesota and the Carolinas. Constant Contact now has “live and local” representatives in 19 major metropolitan areas in the United States.

•	Announced a partnership with GoldMail, Inc., to deliver enhanced email multimedia functionality. This free offering helps to bring Constant Contact email messages to life by including rich, audio-visual messages. The combination of GoldMail’s voiceover slideshow messages, with award-winning email marketing solutions from Constant Contact, enables small businesses to further increase their click-through rates and communicate with their audience with greater impact.

•	The company was presented with a Stevie® Award for Sales & Customer Service. David Berard, Tier 3 Customer Support Representative, was named the Customer Service Contact Center Professional of the Year for his superior work supporting customers.

Business Outlook
Based on information available as of April 29, 2010, Constant Contact is issuing guidance for the second quarter and full year 2010 as follows:
Second Quarter 2010: The Company expects second quarter revenue to be in the range of $41.6 million to $41.9 million, adjusted EBITDA to be in the range of $3.5 million to $3.7 million and non-GAAP net income per share of $0.02 to $0.03 based on diluted weighted average shares outstanding of 29.7 million shares.
GAAP net loss is expected to be in the range of $1.0 million to $1.2 million and GAAP net loss per share to be in the range of $0.03 to $0.04 based on basic weighted average shares outstanding of 28.5 million shares. GAAP net loss per share includes an estimated stock-based compensation expense of $1.9 million.
Full Year 2010: The Company expects full year 2010 revenue to be in the range of $170 million to $173 million, adjusted EBITDA to be in the range of $21.5 million to $22.0 million and non-GAAP net income per share to be in the range of $0.33 to $0.36 based on diluted weighted average shares outstanding of 29.9 million shares.
The Company expects full year GAAP net income to be in the range of $1.6 million to $2.4 million and GAAP net income per share to be in the range of $0.05 to $0.08. GAAP net income per share includes an estimated stock-based compensation expense of $8.1 million.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share, non-GAAP net loss, non-GAAP net loss per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in monthly and quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents non-GAAP financial measures in connection with GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
Conference Call Information

What:	Constant Contact first quarter 2010 financial results conference call
When:	Thursday, April 29, 2010
Time:	5:00 p.m. ET
Live Call:	(877) 334-1974, domestic
(760) 666-3590, international
Replay:	(800) 642-1687, passcode 67429932, domestic
(706) 645-9291, passcode 67429932, international
Webcast:	http://investor.constantcontact.com/(live and replay)
About Constant Contact, Inc.
With more than 350,000 customers, Constant Contact, Inc. is a leading provider of email marketing, event marketing, and online survey tools for small businesses, nonprofits, and member associations. Founded in 1995, Constant Contact helps small organizations grow stronger customer relationships by delivering professional, low cost, easy-to-use online tools backed with award-winning support, education, and personal coaching. Constant Contact is a publicly traded company (Nasdaq: CTCT) with offices located in Waltham, Mass.; Loveland, Colo.; and Delray, Fla. To learn more, please visit www.ConstantContact.com or call 781-472-8100.
Constant Contact and the Constant Contact Logo are registered trademarks of Constant Contact, Inc. All Constant Contact product names and other brand names mentioned herein are trademarks or registered trademarks of Constant Contact, Inc. All other company and product names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Constant Contact’s expanding market position and growth for 2010 and beyond, optimism regarding the economy, the value of email marketing to small organizations, the future success of the Company’s products, including survey and event marketing, the Company’s projected profitability in 2010, and the Company’s financial guidance for the second quarter of 2010 and full year 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, non-profits, and associations, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, changes in the competitive environment, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to successfully develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)
Media Contact:
Christopher Nahil
Constant Contact
(781) 472-8134
cnahil@constantcontact.com
Investor Contact:
Jeremiah Sisitsky
Constant Contact
(339) 222-5740
jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Revenue	$39,481	$28,118
Cost of revenue	11,716	8,129

Gross profit	27,765	19,989

Operating expenses:
Research & development	5,621	4,146
Sales & marketing	18,704	13,831
General & administrative	4,299	3,145

Total operating expenses	28,624	21,122

Loss from operations	(859)	(1,133)

Interest income	83	126

Net loss	(776)	(1,007)

Net loss per share: basic and diluted	$(0.03)	$(0.04)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	28,455	28,143

Constant Contact, Inc.
Calculation of Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended March 31,
	2010	2009
Net loss	$(776)	$(1,007)

Subtract:
Interest income	83	126

Loss from operations	(859)	(1,133)

Add back:
Depreciation and amortization	2,624	1,763
Stock-based compensation expense	1,735	1,073

Adjusted EBITDA	$3,500	$1,703

Divide by:
Revenue	$39,481	$28,118

Adjusted EBITDA margin	8.9%	6.1%

Constant Contact, Inc.
Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Net loss	$(776)	$(1,007)

Add back:
Stock-based compensation expense	1,735	1,073

Non-GAAP net income	$959	$66

Non-GAAP net income per share: diluted	$0.03	$0.00

Weighted average shares outstanding used in computing per share amounts	29,601	29,348
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2010	2009
Net cash provided by operating activities	$6,452	$6,335

Subtract:
Acquisition of property and equipment	(4,288)	(5,706)

Free cash flow	$2,164	$629

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	March 31,	December 31,
	2010	2009
Assets
Current assets
Cash & cash equivalents	$33,463	$59,822
Short-term marketable securities	82,313	53,280
Accounts receivable, net	55	53
Prepaid expenses and other current assets	4,793	3,420

Total current assets	120,624	116,575

Property and equipment, net	25,574	23,891
Restricted cash	750	750
Other non-current assets	349	272

Total assets	$147,297	$141,488

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,901	$5,806
Accrued expenses	9,248	7,211
Deferred revenue	22,802	20,341

Total current liabilities	37,951	33,358

Long-term accrued rent	2,884	3,162

Total liabilities	40,835	36,520

Stockholders’ equity
Common stock	285	284
Additional paid-in capital	153,028	150,716
Accumulated other comprehensive (loss) income	(3)	40
Accumulated deficit	(46,848)	(46,072)

Total stockholders’ equity	106,462	104,968

Total liabilities and stockholders’ equity	$147,297	$141,488

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities
Net loss	$(776)	$(1,007)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,624	1,763
Amortization (accretion) of premium (discount) on investments	6	(52)
Stock-based compensation expense	1,735	1,073
Recovery of bad debts	(3)	(9)
Change in operating assets & liabilities:
Accounts receivable	1	(7)
Prepaid expenses and other current assets	(1,373)	426
Other assets	(77)	24
Accounts payable	95	1,080
Accrued expenses	2,037	210
Deferred revenue	2,461	2,060
Long-term accrued rent	(278)	774

Net cash provided by operating activities	6,452	6,335

Cash flows from investing activities
Purchases of short-term marketable securities	(43,782)	(24,208)
Proceeds from maturities of short-term marketable securities	14,700	—
Acquisition of property and equipment	(4,288)	(5,706)

Net cash used in investing activities	(33,370)	(29,914)

Cash flows from financing activities
Proceeds from issuance of common stock pursuant to exercise of stock options	559	76

Net cash provided by financing activities	559	76

Net decrease in cash and cash equivalents	(26,359)	(23,503)
Cash and cash equivalents, beginning of period	59,822	73,243

Cash and cash equivalents, end of period	$33,463	$49,740